Exhibit 10.5

AMENDMENT TO MANAGEMENT AGREEMENT

BETWEEN

CHICAGO ATLANTIC REAL ESTATE FINANCE, INC.

AND

CHICAGO ATLANTIC REIT MANAGER, LLC

This Amendment to Management Agreement (this “Amendment”) is made as of October 26, 2021, by and between Chicago Atlantic Real Estate Finance, Inc., a Maryland corporation (the “Company), and Chicago Atlantic REIT Manager, LLC, a Delaware limited liability company (the “Manager”, and together with the Company, the “Parties”) and amends the Management Agreement (the “Agreement”) entered into between the Parties on May 1, 2021. Capitalized terms used and not otherwise defined in this Amendment shall have the meanings given them in the Agreement.

WHEREAS, the Parties desire to amend the definition of Hurdle Rate in the Agreement

NOW THEREFORE, in consideration of the premises and for other good and valuable considerations, the Parties hereby agree as follows:

1.	The definition of “Hurdle Rate” under Section 1 shall be amended and restated in its entirety as follows:

“Hurdle Rate” means, with respect to any fiscal quarter, 2.00% and, with respect to any fiscal year, 8% per annum.

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IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment to Management Agreement as of the date first written above.

CHICAGO ATLANTIC REAL ESTATE FINANCE, INC.

By:	/s/ Tony Cappell
	Name:	Tony Cappell
	Title:	Chief Executive Officer

CHICAGO ATLANTIC REIT MANAGER, LLC.

By:	/s/ Andreas Bodmeier
	Name:	Andreas Bodmeier
	Title:	Authorized Person